SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report      (Date of earliest event reported):     December 1, 2000


                         AGRIBRANDS INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)

                                    Missouri
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                 (State or Other Jurisdiction of Incorporation)

                                    1-13479
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                            (Commission File Number)

                                   43-1794250
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                      (I.R.S. Employer Identification No.)


               9811 South Forty Drive, St. Louis, Missouri  63124
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              (Address of Principal Executive Offices)    (Zip Code)


Registrant's telephone number, including area code:            (314) 812-0500

Item 5.  Other Events.

         On December 1, 2000, Agribrands International, Inc. entered into a definitive merger agreement with Cargill Inc., under which Cargill would acquire Agribrands in a cash merger at a price of $54.50 per share. Agribrands elected to terminate its prior merger agreement with Ralcorp Holdings, Inc. in accordance with its terms.

         The transaction is expected to close in April 2001, and is subject to various conditions, including approval by the shareholders of Agribrands, receipt of a ruling from the Internal Revenue Service that the merger will not impact the tax-free treatment of Agribrands' 1998 spin-off from Ralston Purina, regulatory approvals and other customary conditions. Cargill may waive the requirement for the tax ruling. Under the agreement, Agribrands is permitted to solicit other bids for 30 days.

         A copy of a press release announcing the merger and a copy of the merger agreement are filed as exhibits to this report.


Item 7.  Exhibits.

Exhibit No.       Description of Exhibit
-----------       ----------------------

    2.1 Agreement and Plan of Merger, dated as of December 1, 2000, between Agribrands International, Inc., Cargill, Incorporated and Abacus Acquisition Corp.

   99.1 Press Release dated December 4, 2000, announcing the execution of the Agreement and Plan of Merger.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Agribrands International, Inc.
                                                  (Registrant)


Date: December 4, 2000                               By: /s/ David R. Wenzel
                                                     ---------------------------
                                                         David R. Wenzel
                                                         Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.       Description of Exhibit
-----------       ----------------------

    2.1 Agreement and Plan of Merger, dated as of December 1, 2000, between Agribrands International, Inc., Cargill, Incorporated and Abacus Acquisition Corp.

   99.1 Press Release dated December 4, 2000, announcing the execution of the Agreement and Plan of Merger.